Exhibit 10.1

NIC INC.
FIRST AMENDMENT TO KEY EMPLOYEE AGREEMENT
for
[NAME]

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 27th day of July, 2015 (the "Effective Date"), by and between [NAME] ("Executive") and NIC Inc., a Delaware corporation (the "Company").

RECITALS

The Company and Executive are parties to that certain Key Employee Agreement dated [DATE] (the "Employment Agreement").  The Company and Executive desire to amend the Employment Agreement in order to acknowledge Executive's Indemnification Agreement and the Company's obligation to maintain such Indemnification Agreement and to clarify certain notice requirements under the Employment Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement as follows:

1.
Indemnification Agreement. The following Section 2.7 is hereby added to the Employment Agreement to acknowledge Executive's existing Indemnification Agreement and the Company's obligation to maintain such Indemnification Agreement:

2.7     Indemnification.  The Company and Executive have entered into a separate Indemnification Agreement in the form signed by the Company with its other officers and directors.  The Company agrees that Executive shall be a director or officer of the Company, and that Company shall maintain such Indemnification Agreement with Executive, throughout the Employment Period.

2.	Termination for Cause Notice. Section 5.3(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(c) In the event the Company intends to terminate Executive for Cause and the Cause is curable, the Company shall give Executive notice in writing specifying in reasonable detail any facts and circumstances claimed to provide a basis for Executive's termination for Cause, and Executive shall be given sixty (60) days from date of notification to effect reasonable cure of the specific cause(s) set forth in the notification.

3.	Reaffirmation of Employment Agreement. As hereby amended, the Employment Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

EXECUTIVE	NIC INC.

By:
Name: [NAME]		Name: Title:

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